Exhibit 99.1

Contact:

Mark Nordlicht
Chairman of the Board
Platinum Energy Resources, Inc.
(212) 581-2401

FOR IMMEDIATE RELEASE

PLATINUM ENERGY RESOURCES, INC. ANNOUNCES
SEPARATE TRADING OF COMMON STOCK AND WARRANTS

MONTVALE, NEW JERSEY, December 5, 2005 -- Platinum Energy Resources, Inc. (“Platinum Energy” or the “Company”) (OTC Bulletin Board: PGRIU) announced today that separate trading of the common stock and warrants included in the 14,400,000 units sold in the Company's recently completed initial public offering will commence on or about December 9, 2005. Each unit sold in the offering consists of one share of common stock and one warrant. The common stock and warrants will be quoted on the OTC Bulletin Board under the symbols “PGRI” and “PGRIW,” respectively.

Platinum Energy Resources, Inc. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other business combination, an operating business in the global oil and gas exploration and production industry.

This release contains forward-looking statements as defined by the Securities and Exchange Commission. Readers and investors are cautioned that the Company's actual results may differ materially from those described in the forward-looking statements due to factors more fully described in the Company's filings with the Securities and Exchange Commission.